UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Soliciting Material under §240.14a-12

DRIEHAUS MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

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May 21, 2021

Dear Fellow Shareholder,

I hope you and your family are safe and healthy during this unprecedented time. As a shareholder in one or more of the Driehaus Mutual Funds (“Trust” or “Funds”), you recently received a proxy communication via email or a proxy statement and proxy card(s) in the mail in connection with the Funds Special Meeting of Shareholders scheduled to be held on July 1, 2021.

You and your fellow shareholders are being asked to consider and vote on a proposal to approve a new investment advisory agreement (“new agreement”) between the Trust and Driehaus Capital Management, your Fund’s investment advisor. In addition, shareholders are being asked to elect six nominees to the Board of Trustees. Driehaus Capital has continuously served as the investment advisor to each Fund since each Fund’s inception. However, due to a technical “change in control” of Driehaus Capital caused by the death of Mr. Richard Driehaus on March 9, 2021, the previous investment advisory agreement was automatically terminated. Thus, a new agreement between the Trust and Driehaus Capital needs to be approved by shareholders in each Fund.

HOW DOES THE NEW AGREEMENT AFFECT MY INVESTMENT?

The new agreement is the same as the prior agreement. It does NOT affect your investment. It is important to know that:

•	The new agreement fee schedule is the same as the prior agreement. Your fees will NOT increase.

•	Each Fund’s Portfolio Managers will NOT change.

•	Your Board of Trustees UNANIMOUSLY recommends that shareholders vote FOR the new agreement.

The Funds have a unique investor base comprised of a super majority of retail shareholders. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please take a moment to sign, date and mail the enclosed proxy card(s) in the prepaid envelope or follow the instructions below to vote by internet or telephone.

By automated touchtone using the toll-free number listed on your proxy card. You must have your control number found on your proxy card.
By internet through the website listed on your proxy card. You will be required to provide your control number found on your proxy card.
Vote by Mail by completing, signing and dating the enclosed proxy card(s) and returning it in the enclosed prepaid return envelope.

Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a call from a DCP representative who can take your vote over the phone or give you voting instructions. You can also call DCP at (833) 288-9335 if you have questions regarding the proxy.

Thank you,

STEPHEN T. WEBER

PRESIDENT